UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 2, 2016
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders of The York Water Company was convened May 2, 2016 at the Strand Capitol Performing Arts Center, 50 North George Street, in the City of York, Pennsylvania, at 1:00 P.M. for the purpose of taking action upon the following proposals:

(1)	To elect two (2) Directors to three-year terms of office.

The actions taken by the Shareholders concerning the election of Directors are as follows:

	For		Withheld		Broker Non-votes
Jody L. Keller, SPHR	6,753,130	Votes	269,589	Votes	3,071,041
Steven R. Rasmussen, CPA	6,345,561	Votes	677,158	Votes	3,071,041

The following Directors' terms of office continued after the Annual Meeting:

Michael W. Gang, Esq.
Jeffrey R. Hines, P.E.
George W. Hodges
George Hay Kain, III
Robert P. Newcomer
Ernest J. Waters

(2)	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016.

The actions taken by the Shareholders concerning the appointment of Baker Tilly Virchow Krause, LLP independent accountants are as follows:

For Approval	9,843,344	Shares
Against Approval	113,010	Shares
Abstaining From Voting	137,406	Shares
Broker Non-vote	-	Shares

(2)	To ratify the adoption of The York Water Company Long-Term Incentive Plan as set forth in the Proxy Statement dated March 22, 2016.

The actions taken by the Shareholders concerning the adoption of The York Water Company Long-Term Incentive Plan are as follows:
For Approval	6,604,819	Shares
Against Approval	305,958	Shares
Abstaining From Voting	111,941	Shares
Broker Non-vote	3,071,041	Shares

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/Kathleen M. Miller
Date: May 3, 2016	Kathleen M. Miller
Chief Financial Officer